ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Announces Fourth Quarter and Full Year 2022 Financial Results

and Provides Adjusted EBITDA Guidance for 2023

Fourth Quarter Financial Highlights: (comparisons are year over year)

•
Total revenues increased 20.3% year over year to $428.6 million
•
Construction and Material Handling revenue of $269.0 million and $154.3 million, respectively
•
Product Support revenue increased 25.4% year over year with Parts Sales increasing by $13.1 million and Service Revenue increasing by $9.9 million
•
Net loss of $(1.5) million available to common stockholders compared to $(1.3) million in 2021
•
Basic and diluted net loss per share of $(0.05) compared to $(0.04) in 2021
•
Adjusted basic and diluted net income per share* of $0.04 for both 2022 and 2021
•
Adjusted EBITDA* grew 15.7% to $42.7 million compared to $36.9 million in 2021
•
In December 2022, the Company entered into an agreement to purchase the assets of M&G Materials Handling Co. ("M&G"), a privately held Yale dealer with presence in Rhode Island. M&G generated approximately $5.8 million in revenue in the trailing twelve months through August 2022. The purchase price is approximately $2.3 million. The deal was closed on March 1, 2023.

2022 Full Year Financial Highlights: (comparisons are year over year)

•
Total revenues increased $359.0 million year over year to $1,571.8 million
•
Construction and Material Handling revenue of $995.8 million and $570.7 million, respectively
•
Product Support revenue increased $97.4 million year over year to $441.4 million
•
Net income of $6.3 million available to common stockholders compared to a loss of $(23.4) million in 2021
•
Basic and diluted net income per share of $0.20 compared to loss of $(0.74) in 2021
•
Adjusted basic and diluted net income per share* of $0.40 and $0.39, respectively, compared to a loss of $(0.15) in 2021
•
Adjusted EBITDA* grew 31.8% to $158.1 million, exceeding guidance, compared to $120.0 million in 2021
•
Initiated quarterly Common Stock dividend of $0.057 per share and a $12.5 million share repurchase program
•
Completed acquisitions of Ecoverse Industries, LTD (“Ecoverse”) and Yale Industrial Trucks Inc.
•
Introduces full year 2023 Adjusted EBITDA guidance of $177 million to $185 million, representing a 14.5% increase at the midpoint year over year

Livonia, MI. – March 9, 2023 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta”), a leading provider of premium material handling, construction and environmental processing equipment and related services, today announced financial results for the fourth quarter and full year ended December 31, 2022.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “We believe our performance for the fourth quarter and the full year 2022 demonstrates the strength and resiliency of our business. Despite certain macroeconomic headwinds, all segments of our business are performing well, and we are achieving growth both organically and through our accretive acquisitions. Total revenues for the year increased 29.6%, or $359.0 million. Organic revenue growth for the year was $193.9 million, or 16.1%, when compared to last year. Importantly, this figure was driven by a 13.6% organic increase in our combined parts and service product support departments and a 10.3% organic gain in rental revenues when compared to 2021. Including revenues of $174.9 million from our 2021 and 2022 acquisitions, we achieved record total revenues of $1,571.8 million for 2022.”

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

In conclusion, Mr. Greenawalt commented, “Given our diverse end-user market exposure and active M&A pipeline, we believe we are well positioned to achieve further growth in 2023. Demand in our Material Handling and Construction Equipment segments continue to be solid and will further benefit from infrastructure and other governmental legislation. As an example, our Florida operations are performing very well amidst the continued growth in non-residential construction projects and significant state spending on highways. We also continue to build our high-margin product support capabilities, which generates predictable, high-margin parts and service revenues. At year end, we had 1,150 highly skilled service technicians. Additionally, our warehouse systems-integration business continues to perform well, and we expect this trend to continue for the foreseeable future as customers embrace robotics and automation. We are also very encouraged with our opportunities with Ecoverse as the market for environmental processing equipment is in its early stages of development in North America. Ecoverse will benefit from stricter federal and state environmental regulations which we expect will put an impetus on increased recycling and reuse of materials throughout both the US and Canada.”

Full Year 2023 Financial Guidance:

•
The Company introduced an Adjusted EBITDA guidance between $177 million and $185 million, net of new equipment floorplan interest, for the full year 2023, representing a 14.5% increase at the midpoint year over year.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

	Three Months Ended December 31,		Increase (Decrease)
	2022	2021 (1)	2022 versus 2021
Revenues:
New and used equipment sales	$238.2	$176.2	$62.0	35.2%
Parts sales	61.3	48.2	13.1	27.2%
Service revenue	52.4	42.5	9.9	23.3%
Rental revenue	48.6	42.5	6.1	14.4%
Rental equipment sales	28.1	46.9	(18.8)	(40.1)%
Total revenues	$428.6	$356.3	$72.3	20.3%

Cost of revenues:
New and used equipment sales	$200.6	$144.7	$55.9	38.6%
Parts sales	40.7	33.6	7.1	21.1%
Service revenue	24.4	20.0	4.4	22.0%
Rental revenue	5.7	5.3	0.4	7.5%
Rental depreciation	26.0	22.4	3.6	16.1%
Rental equipment sales	20.4	41.2	(20.8)	(50.5)%
Cost of revenues	$317.8	$267.2	$50.6	18.9%

Gross profit	$110.8	$89.1	$21.7	24.4%

General and administrative expenses	$96.4	$77.6	$18.8	24.2%
Depreciation and amortization expense	4.9	3.2	1.7	53.1%
Total general and administrative expenses	$101.3	$80.8	$20.5	25.4%

Income from operations	$9.5	$8.3	$1.2	14.5%

Other (expense) income:
Interest expense, floor plan payable – new equipment	$(1.1)	$(0.3)	$(0.8)	266.7%
Interest expense – other	(9.3)	(5.8)	(3.5)	60.3%
Other income	0.7	0.4	0.3	75.0%
Total other expense	$(9.7)	$(5.7)	$(4.0)	70.2%

(Loss) income before taxes	$(0.2)	$2.6	$(2.8)	(107.7)%

Income tax provision	0.5	3.1	(2.6)	(83.9)%
Net loss	$(0.7)	$(0.5)	$(0.2)	40.0%

Preferred stock dividends	(0.8)	(0.8)	—	—
Net loss available to common stockholders	$(1.5)	$(1.3)	$(0.2)	15.4%

(1) Comparative 2021 results have been recast to reflect the adoption of Accounting Standards Codification Topic 842, Leases.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

	Year Ended December 31,		Increase (Decrease)
	2022	2021	2022 versus 2021
Revenues:
New and used equipment sales	$817.2	$568.8	$248.4	43.7%
Parts sales	234.8	178.5	56.3	31.5%
Service revenue	206.6	165.5	41.1	24.8%
Rental revenue	180.1	155.5	24.6	15.8%
Rental equipment sales	133.1	144.5	(11.4)	(7.9)%
Total revenues	$1,571.8	$1,212.8	$359.0	29.6%

Cost of revenues:
New and used equipment sales	$683.2	$478.0	$205.2	42.9%
Parts sales	157.4	123.4	34.0	27.6%
Service revenue	90.7	68.2	22.5	33.0%
Rental revenue	22.4	20.6	1.8	8.7%
Rental depreciation	95.5	85.3	10.2	12.0%
Rental equipment sales	103.0	122.9	(19.9)	(16.2)%
Cost of revenues	$1,152.2	$898.4	$253.8	28.3%

Gross profit	$419.6	$314.4	$105.2	33.5%

General and administrative expenses	$362.3	$285.9	$76.4	26.7%
Depreciation and amortization expense	16.5	10.5	6.0	57.1%
Total general and administrative expenses	$378.8	$296.4	$82.4	27.8%

Income from operations	$40.8	$18.0	$22.8	126.7%

Other (expense) income:
Interest expense, floor plan payable – new equipment	$(2.7)	$(1.7)	$(1.0)	58.8%
Interest expense – other	(29.1)	(22.3)	(6.8)	30.5%
Other income	1.6	0.7	0.9	128.6%
Loss on extinguishment of debt	—	(11.9)	11.9	(100.0)%
Total other expense	$(30.2)	$(35.2)	$5.0	(14.2)%

Income (loss) before taxes	$10.6	$(17.2)	$27.8	(161.6)%

Income tax provision	1.3	3.6	(2.3)	(63.9)%
Net income (loss)	$9.3	$(20.8)	$30.1	(144.7)%

Preferred stock dividends	(3.0)	(2.6)	(0.4)	15.4%
Net income (loss) available to common stockholders	$6.3	$(23.4)	$29.7	(126.9)%

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Conference Call Information:

Alta management will host a conference call and webcast today at 5:00 p.m. Eastern Time today to discuss and answer questions about the Company’s fourth quarter and full year 2022 financial results. Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://investors.altaequipment.com.

Conference Call Details:

What:	Alta Equipment Group Fourth Quarter and Year Ended 2022 Earnings Call and Webcast
Date:	Thursday, March 9, 2023
Time:	5:00 p.m. Eastern Time
Live call:	(844) 200-6205
International:	(929) 526-1599
Live call access code:	348379
Audio replay:	(866) 813-9403
Replay access code:	484388
Webcast:	https://events.q4inc.com/attendee/976631672

The audio replay will be archived through March 23, 2023.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving and environmental processing equipment and other material handling and construction equipment. Alta has operated as an equipment dealership for 38 years and has developed a branch network that includes over 70 total locations across Michigan, Illinois, Indiana, New England, New York, Virginia, Florida, Ohio, Ontario, and Quebec. Alta offers its customers a one-stop-shop for their equipment needs through its broad, industry-leading product portfolio. More information can be found at www.altaequipment.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of the COVID-19 outbreak or future epidemics on our business; federal, state, and local budget uncertainty, especially as it relates to infrastructure projects; the performance and financial viability of key suppliers, contractors, customers, and financing sources; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue to innovate and develop new business lines; our ability to attract and retain key personnel, including, but not limited to, skilled technicians; our ability to maintain our listing on The New York Stock Exchange; the impact of cyber or other security threats or other disruptions to our businesses; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet investments or internal reorganizations; and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in Alta’s annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Alta cautions that the foregoing list of factors is not exclusive, and

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Alta does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we disclose non-GAAP financial measures, including Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income (loss), and Adjusted basic and diluted net income (loss) per share, in this press release because we believe they are useful performance measures that assist in an effective evaluation of our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income (loss), revenue, operating profit, debt, or any other operating performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense (not including floorplan interest paid on new equipment), income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. We exclude these items from net income (loss) in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Management uses Adjusted total net debt and floor plan payables to reflect the Company's estimated financial obligations less cash and floor plan payables on new equipment ("FPNP"). The FPNP is used to finance the Company's new inventory, with its principal balance changing daily as equipment is purchased and sold and the sale proceeds are used to repay the notes. Consequently, in managing the business, management views the FPNP as interest bearing accounts payable, representing the cost of acquiring the equipment that is then repaid when the equipment is sold, as the Company's floor plan credit agreements require repayment when such pieces of equipment are sold. The Company believes excluding the FPNP from the Company's total debt for this purpose provides management with supplemental information regarding the Company's capital structure and leverage profile and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. Adjusted total net debt and floor plan payables should be considered in addition to, and not as a substitute for, the Company's debt obligations, as reported in the Company's consolidated balance sheets in accordance with U.S. GAAP. Adjusted net income (loss) is defined as net income (loss) adjusted to reflect certain one-time or non-recurring items and other adjustments. Adjusted basic and diluted earnings (loss) per share is defined as adjusted net income (loss) divided by the weighted average number of basic and diluted shares, respectively, outstanding during the period. Certain items excluded from Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income (loss), Adjusted basic and diluted net income (loss) per share are significant components in understanding and assessing a company’s financial performance. For example, items such as a company’s cost of capital and tax structure, certain one-time or non-recurring items as well as the historic costs of depreciable assets, are not reflected in Adjusted EBITDA or Adjusted net income (loss). Our presentation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income (loss), Adjusted basic and diluted net income (loss) per share should not be construed as an indication that results will be unaffected by the items excluded from these metrics. Our computation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income (loss), Adjusted basic and diluted net income (loss) per share may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Contacts

Investors:

Kevin Inda

SCR Partners, LLC

kevin@scr-ir.com
(225) 772-0254

Media:

Glenn Moore

Alta Equipment Group, LLC

glenn.moore@altg.com

(248) 305-2134

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)	December 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash	$2.7	$2.3
Accounts receivable, net of allowances of $13.0 and $10.7 as of December 31, 2022 and December 31, 2021, respectively	232.8	182.7
Inventories, net	399.7	239.2
Prepaid expenses and other current assets	28.1	24.4
Total current assets	$663.3	$448.6

Property and equipment, net	377.8	344.5
Operating lease right-of-use assets, net	113.6	102.6
OTHER ASSETS
Goodwill	$69.2	$41.9
Other intangible assets, net	60.7	43.4
Other assets	6.0	1.6
Total other assets	$135.9	$86.9
TOTAL ASSETS	$1,290.6	$982.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Floor plan payable – new equipment	$211.5	$114.2
Floor plan payable – used and rental equipment	45.3	40.6
Current portion of long-term debt	4.2	2.6
Accounts payable	90.8	73.5
Customer deposits	27.9	16.7
Accrued expenses	55.1	39.3
Current operating lease liabilities	14.8	16.2
Current deferred revenue	14.1	15.2
Other current liabilities	7.5	3.9
Total current liabilities	$471.2	$322.2

LONG-TERM LIABILITIES
Line of credit, net	217.5	98.4
Long-term debt, net of current portion	311.2	310.0
Finance lease obligations, net of current portion	15.4	9.0
Deferred revenue, net of current portion	4.9	4.2
Guaranteed purchase obligations, net of current portion	4.7	5.2
Long-term operating lease liabilities, net of current portion	101.9	88.4
Deferred tax liability	6.4	6.9
Other liabilities	17.6	3.6
TOTAL LIABILITIES	$1,150.8	$847.9
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, 1,200,000 Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share, issued and outstanding at December 31, 2022 and December 31, 2021, respectively	$—	$—
Common stock, $0.0001 par value, 200,000,000 shares authorized; 32,194,243 and 32,363,376 issued and outstanding at December 31, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	222.8	217.4
Treasury stock at cost, 862,182 and 390,000 shares of common stock held at December 31, 2022 and December 31, 2021, respectively	(5.9)	(5.9)
Accumulated deficit	(74.2)	(76.8)
Accumulated other comprehensive income (loss)	(2.9)	—
TOTAL STOCKHOLDERS’ EQUITY	$139.8	$134.7
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,290.6	$982.6

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
(in millions, except share and per share amounts)	2022	2021	2020
Revenues:
New and used equipment sales	$817.2	$568.8	$410.3
Parts sales	234.8	178.5	129.6
Service revenue	206.6	165.5	128.5
Rental revenue	180.1	155.5	118.8
Rental equipment sales	133.1	144.5	86.4
Total revenues	$1,571.8	$1,212.8	$873.6
Cost of revenues:
New and used equipment sales	$683.2	$478.0	$356.4
Parts sales	157.4	123.4	89.1
Service revenue	90.7	68.2	49.5
Rental revenue	22.4	20.6	20.2
Rental depreciation	95.5	85.3	68.4
Rental equipment sales	103.0	122.9	75.5
Cost of revenues	$1,152.2	$898.4	$659.1
Gross profit	$419.6	$314.4	$214.5
General and administrative expenses	$362.3	$285.9	$216.0
Depreciation and amortization expense	16.5	10.5	6.6
Total general and administrative expenses	$378.8	$296.4	$222.6
Income (loss) from operations	$40.8	$18.0	$(8.1)
Other (expense) income:
Interest expense, floor plan payable – new equipment	$(2.7)	$(1.7)	$(2.3)
Interest expense – other	(29.1)	(22.3)	(21.5)
Other income	1.6	0.7	8.9
Loss on extinguishment of debt	—	(11.9)	(7.6)
Total other expense	$(30.2)	$(35.2)	$(22.5)
Income (loss) before taxes	$10.6	$(17.2)	$(30.6)
Income tax provision (benefit)	1.3	3.6	(6.6)
Net income (loss)	$9.3	$(20.8)	$(24.0)
Preferred stock dividends	(3.0)	(2.6)	—
Net income (loss) available to common stockholders	$6.3	$(23.4)	$(24.0)
Basic income (loss) per share	$0.20	$(0.74)	$(0.90)
Diluted income (loss) per share	$0.20	$(0.74)	$(0.90)
Basic weighted average common shares outstanding	32,099,247	31,706,329	26,612,982
Diluted weighted average common shares outstanding	32,301,663	31,706,329	26,612,982

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(in millions)	2022	2021	2020
OPERATING ACTIVITIES
Net income (loss)	$9.3	$(20.8)	$(24.0)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	112.0	95.8	75.0
Amortization of debt discount and debt issuance costs	1.8	2.0	1.8
Imputed interest	0.3	0.2	0.1
Gain on sale of property and equipment	(0.2)	(0.1)	—
Gain on sale of rental equipment	(30.1)	(21.6)	(10.9)
Provision for inventory obsolescence	1.4	0.9	1.0
Provision for bad debt	5.0	4.2	4.3
Loss on debt extinguishment	—	11.9	7.6
Stock-based compensation expense	2.7	1.2	6.7
Repayment of paid-in-kind interest	—	—	(11.2)
Changes in deferred income taxes	(1.2)	3.6	(6.6)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(34.7)	(40.7)	(1.5)
Inventories	(272.6)	(154.1)	(136.5)
Proceeds from sale of rental equipment	133.1	144.5	86.4
Prepaid expenses and other assets	(4.1)	(10.7)	(5.3)
Manufacturers floor plans payable	77.3	(14.6)	(38.0)
Accounts payable, accrued expenses, customer deposits, and other current liabilities	26.7	30.2	15.8
Leases, deferred revenue, and other liabilities	(0.7)	(1.2)	0.3
Net cash provided by (used in) operating activities	$26.0	$30.7	$(35.0)
INVESTING ACTIVITIES
Expenditures for rental equipment	$(63.9)	$(42.3)	$(41.5)
Expenditures for property and equipment	(12.8)	(8.1)	(4.4)
Proceeds from sale of property and equipment	1.2	2.3	1.4
Expenditures for guaranteed purchase obligations	(0.4)	(1.9)	(3.4)
Expenditures for acquisitions, net of cash acquired	(86.7)	(63.4)	(180.0)
Net cash used in investing activities	$(162.6)	$(113.4)	$(227.9)
FINANCING ACTIVITIES
Expenditures for debt issuance costs	$—	$(1.7)	$(2.7)
Extinguishment of floor plans and line of credit	—	—	(132.9)
Extinguishment of long-term debt	—	(153.1)	(82.0)
Redemption of former stockholder notes payable	—	—	(6.7)
Extinguishment of warrant liability	—	—	(29.6)
Proceeds from line of credit and long-term borrowings	413.2	633.2	578.1
Principal payments on line of credit, long-term debt, and finance lease obligations	(298.3)	(386.2)	(270.5)
Proceeds from floor plan payable with unaffiliated source	149.9	105.3	87.7
Payments on floor plan payable with unaffiliated source	(121.9)	(110.1)	(80.9)
Preferred stock dividends paid	(3.0)	(2.6)	—
Common stock dividends paid and declared	(3.7)	—	—
Payment of promissory note	—	(1.0)	—
Equity proceeds from reverse recapitalization, net	—	—	175.7
Proceeds from issuance of common stock, net	—	—	4.0
Proceeds from issuance of preferred stock, net	—	—	28.2
Proceeds from disgorgement of short swing profits	—	—	1.6
Repurchases of common stock	—	—	(5.9)
Other financing activities	0.7	—	—
Net cash provided by financing activities	$136.9	$83.8	$264.1

Effect of exchange rate changes on cash	0.1	—	—
NET CHANGE IN CASH	$0.4	$1.1	$1.2

Cash, Beginning of year	2.3	1.2	—
Cash, End of period	$2.7	$2.3	$1.2
Supplemental schedule of noncash investing and financing activities:
Noncash asset purchases:
Net transfer of assets from inventory to rental fleet within property and equipment	$122.9	$165.3	$113.6
Common stock issued as consideration for business acquisition	2.7	—	—
Contingent and non-contingent consideration for business acquisitions	12.7	0.9	3.5
Supplemental disclosures of cash flow information
Cash paid for interest	$28.0	$20.2	$29.3

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	December 31,	December 31,
Debt and Floor Plan Payables Analysis (in millions)	2022	2021
High yield notes	$315.0	$315.0
Line of credit	219.5	100.7
Floor plan payable – new equipment	211.5	114.2
Floor plan payable – used and rental equipment	45.3	40.6
Finance lease obligations	19.6	11.6
Total debt	$810.9	$582.1
Adjustments:
Floor plan payable – new equipment	(211.5)	(114.2)
Cash	(2.7)	(2.3)
Adjusted total net debt and floor plan payables (1)	$596.7	$465.6

	Three Months Ended December 31,		Year Ended December 31,
(amounts in millions)	2022	2021	2022	2021
Net (loss) income available to common stockholders	$(1.5)	$(1.3)	$6.3	$(23.4)
Depreciation and amortization	30.9	25.6	112.0	95.8
Interest expense	10.4	6.1	31.8	24.0
Income tax provision	0.5	3.1	1.3	3.6
EBITDA (1)	$40.3	$33.5	$151.4	$100.0
Transaction costs (2)	0.9	1.0	1.1	2.0
Loan administration fees (3)	—	0.1	0.1	0.4
Non-cash adjustments (4)	—	0.5	—	1.0
Stock-based incentives (5)	0.8	0.3	2.7	1.2
Other expenses (6)	1.0	0.7	2.5	2.3
Preferred stock dividend (7)	0.8	0.8	3.0	2.6
Showroom-ready equipment interest expense (8)	(1.1)	—	(2.7)	(1.4)
Loss on debt extinguishment (9)	—	—	—	11.9
Adjusted EBITDA (1)	$42.7	$36.9	$158.1	$120.0

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except share and per share amounts)	2022	2021	2022	2021
Net (loss) income available to common stockholders	$(1.5)	$(1.3)	$6.3	$(23.4)
Transaction costs (2)	0.9	1.0	1.1	2.0
Loan administration fees (3)	—	0.1	0.1	0.4
Non-cash adjustments (4)	—	0.5	—	1.0
Share-based incentives (5)	0.8	0.3	2.7	1.2
Other expenses (6)	1.0	0.7	2.5	2.3
Loss on debt extinguishment (9)	—	—	—	11.9
Adjusted net income (loss) available to common stockholders (1)	$1.2	$1.3	$12.7	$(4.6)
Basic (loss) income per share	$(0.05)	$(0.04)	$0.20	$(0.74)
Diluted (loss) income per share	$(0.05)	$(0.04)	$0.20	$(0.74)
Adjusted basic net income (loss) per share (1)	$0.04	$0.04	$0.40	$(0.15)
Adjusted diluted net income (loss) per share (1)	$0.04	$0.04	$0.39	$(0.15)
Basic weighted average common shares outstanding	32,122,673	32,363,376	32,099,247	31,706,329
Diluted weighted average common shares outstanding	32,336,014	32,564,958	32,301,663	31,706,329

(1) Represents Non-GAAP measure

(2) Includes expenses related to the acquisitions and capital raising activities

(3) Debt administration fees associated with debt refinancing activities

(4) Non-cash adjustments related to straight-line of rent expenses

(5) Reflects equity-based compensation expenses

(6) Other non-recurring expenses inclusive of severance payments, greenfield startup, legal, and consulting costs

(7) Expenses related to preferred stock dividend payments

(8) Represents interest expense associated with showroom-ready new equipment interest included in total interest expense above

(9) Represents debt extinguishment expenses related to debt modification in Q2 2021